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                                                                   EXHIBIT 10.89

                              PURCHASE AGREEMENT

Party A: P-COM, Inc. (hereinafter referred to as Party A).

Party A is recognized to be an industry leader and premier supplier of state-of-the-art wireless access Point-to-Point PDH/SDH, Point-to-Multipoint LMDS/MMDS and Spread Spectrum systems (hereinafter referred to as the "P-COM SYSTEMS").

Party B: MynTahl Corporation (hereinafter referred to as Party B).

Party B is recognized to have time-proven established sales and marketing channels in Asia and Latin America (hereinafter referred to as "THE TERRITORIES").

In order to promote the P-Com Systems in The Territories, with the principle of cooperation, Party A and Party B reach the following Purchase Agreement:

I.  RESPONSIBILITIES OF PARTY A

1. Party A shall grant Party B the non-exclusive right to sell the P-Com Systems in the Territories for a period of two years from the date of the signing of this Purchase Agreement.

2. Party A shall assist Party B's efforts to sell the P-Com Systems in the Territories by providing pre and post sales support to Party B. This support will be provided from P-Com's California and Florida locations as well as in the local markets, wherever possible.

3. Party A, whenever possible and economically feasible, provide localized repair services to Party B or Party B's customer for the P-Com Systems, for both in-warranty and out-of-warranty repairs.

4. Unless otherwise mutually agreed in writing, for a period of two years from the date of the signing of this Purchase Agreement, Party A shall honor the price level for the purchases of Party B as detailed in Attachment A.

Party A /s/ JJS                   Page 1 of 4                Party B /s/ MBH
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II.  RESPONSIBILITIES OF PARTY B

1. Party B shall purchase the P-Com Systems for a total minimum value of US$20.0 million that may be shipped, at the option of Party A, to Party B on or before June 30, 2002. This purchase may include one or more purchase orders detailing exact configurations, frequencies, capacities and other terms and conditions; however, all shipments totaling a minimum value of US$20.0 million may ship on or before June 30, 2002. Party B plans to purchase the first P-Com Systems under this Purchase Agreement for shipment on or before September 30, 2001.

2. Party B shall purchase additional P-Com Systems for a total minimum value of US$32.0 million that may be shipped, at the option of Party A, to Party B between July 1, 2002 and June 30, 2003. This purchase may include one or more purchase orders detailing exact configurations, frequencies, capacities and other terms and conditions; however, all shipments totaling a minimum value of US$32.0 million may ship between July 1, 2002 and June 30, 2003.

3. Payment Terms for the purchases of Party B shall be irrevocable Letter of Credit or Prepaid by Wire Transfer or, if mutually agreed in writing, a combination of irrevocable Letter of Credit and Wire Transfer.

4. Party B shall provide Party A a forecast of purchases a minimum of 90 days prior to the required ship date.

5. Party B shall prior coordinate all sales efforts in the Territories with Party A's head of sales for the particular territory involved.

III. Any unsettled issues shall be resolved through friendly negotiation by the two parties.

IV. The Agreement is written in English. Fax signatures shall have the same effect as original signatures.

Party A /s/ JJS                   Page 2 of 4                Party B /s/ MBH
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     Party A:  P-COM, Inc.           Party B: MynTahl Corporation

     /s/ James J. Sobczak            /s/ Ming Bo Huang
     -------------------------       ----------------------------
     Name: James J. Sobczak          Name:  Ming Bo Huang

     Title:  President & COO         Title:  Chief Executive Officer

     Date:  5/25/01                  Date:  5/28/2001





Party A /s/ JJS                   Page 3 of 4                Party B /s/ MBH
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                             ATTACHMENT A- PRICING

     MynTahl discount level to be negotiated and mutually agreed.







Party A /s/ JJS                   Page 4 of 4                Party B /s/ MBH